UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2020

GALAXY GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street
Las Vegas, Nevada 89119
(Address of principal executive offices)

(702) 939-3254
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 18, 2020, the Galaxy Gaming, Inc. (the “Company”) Board of Directors and management agreed that the members of the Company’s executive leadership team, including Chief Executive Officer Todd P. Cravens and Chief Financial Officer Harry C. Hagerty, are taking a temporary 20% deferral in base salary and that the members of the Company’s Board of Directors will temporarily defer the entire cash portion of their annual director’s compensation.  Certain other members of the Company’s management team have also agreed to a temporary 10% deferral in base salaries. The Company intends to pay the deferrals  to each individual on the earlier of the date such person leaves the employment or service of the Company or when business conditions reasonably allow for the payment of all deferrals, in the judgment of the executive officers and Board of Directors of the Company.

Because the reductions are temporary and voluntary in nature, the employment agreements for Mr. Cravens and Mr. Hagerty are not being amended to reflect the current base salary reduction.

Signature Page Follows

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 19, 2020

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer